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                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in Amendment No. 1 to the Registration Statement (Form S-3,
No. 333-110160) and related Prospectus of AtheroGenics, Inc. for the registration of $100,000,000 4 1/2% convertible notes due 2008 and 6,518,900 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 2003, with respect to the financial statements of AtheroGenics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP



Atlanta, Georgia
December 19, 2003